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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in Sparta Pharmaceuticals, Inc.'s Form 10-K, into the Company's previously filed Form-3 Registration Statement (File No. 333-13621) filed with the Securities and Exchange Commission on October 22, 1996, and Form S-8 Registration Statement (File No.333-20575) filed with the Securities and Exchange Commission on January 28, 1997.

                                                           ARTHUR ANDERSEN LLP

Philadelphia, PA,
    March 26, 1997